Exhibit 99.1

For Immediate Release
Citigroup Inc. (NYSE: C)
February 27, 2009

Citi to Exchange Preferred Securities for Common,
Increasing Tangible Common Equity to as Much as $81 Billion

Transaction Does Not Involve Additional U.S. Government Investment

New York - Citi today announced it will issue common stock in exchange for preferred securities, which will substantially increase its tangible common equity (TCE) without any additional U.S. government investment.  The transaction is intended to build Citi’s TCE to a level that removes uncertainty and restores investor confidence in the company.

Citi will offer to exchange common stock for up to $27.5 billion of its existing preferred securities and trust preferred securities at a conversion price of $3.25 a share.  The U.S. government will match this exchange up to a maximum of $25 billion face value of its preferred stock at the same conversion price. (See attached transaction summary).

Citi Chief Executive Officer Vikram Pandit said, “This securities exchange has one goal – to increase our tangible common equity.  While we believe Tier 1 capital remains the most important measure of the financial strength of banks, we recognize that the markets also view Tangible Common Equity as an important measure.  This transaction – which requires no additional investment from U.S. taxpayers – does not change Citi’s strategy, operations or governance.  Our clients and partners will not be affected and will continue to receive the high level of service they expect from Citi around the world.”

This transaction could increase the TCE of the company from the fourth quarter level of $29.7 billion to as much as $81 billion, which assumes the exchange of $27.5 billion of preferred securities, the maximum eligible under this transaction. Citi’s Tier 1 capital ratio is 11.9 percent as of December 31, 2008, and is among the highest of major banks.  This ratio is not impacted by this transaction.

Based on the maximum eligible conversion, the U.S. government would own approximately 36 percent of Citi’s outstanding common stock and existing shareholders would own approximately 26 percent of the outstanding shares. All investors’ new stakes will be determined following the exchange.

Citi will offer to exchange:

•	Interim securities and warrants for privately held convertible preferred securities;
•	Interim securities and warrants for U.S. government-held preferred securities; and
•	Common stock for publicly held convertible and non-convertible preferred securities.

The interim securities will convert to common stock, subject to shareholder authorization of the additional common stock needed for the transaction. The interim securities are common stock equivalent. The warrants entitle the holders to purchase shares of Citi common stock at $0.01 a share if such shareholder authorization is not obtained. If shareholder authorization is not received, the interim securities will pay a 9 percent dividend that will increase quarterly.

The non-U.S. government exchange will accommodate all preferred stock holders other than trust preferred holders. The Government of Singapore Investment Corporation Pte Ltd., HRH Prince Alwaleed Bin Talal Bin Abdulaziz Alsaud, Capital Research Global Investors, Capital World Investors and other investors have said they will participate in the exchange. Depending upon the participation rate in the exchange, holders of Trust Preferred Securities (TruPs) and Enhanced Trust Preferred Securities (ETruPs) may also be eligible to participate.

The U.S. government will exchange the portion of its existing preferred securities that is not exchanged for common shares into new trust preferred securities. These securities will carry an annual coupon of 8 percent.

In connection with the transactions, Citi will suspend dividends on its preferred shares. As a result, the common stock dividend also will be suspended. The company will continue to pay the distribution on its Trust Preferred Securities and Enhanced Trust Preferred Securities at the current rates.

The company will host an investor conference call today at 8:30 am (EST).  Dial-in numbers for the conference call are as follows: US & Canada: (877) 700-4194 / International: (706) 679-8401; Conference code: 88132598. A live webcast of the call will be available at Citi’s Investor Relations website: http://www.citigroup.com/citi/fin.

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Citi, the leading global financial services company, has approximately 200 million customer accounts and does business in more than 140 countries.  Through its two operating units, Citicorp and Citi Holdings, Citi provides consumers, corporations, governments and institutions with a broad range of financial products and services, including consumer banking and credit, corporate and investment banking, securities brokerage, and wealth management.  Additional information may be found at www.citigroup.com or www.citi.com.

In connection with the proposed exchange offer, Citi will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 and a tender offer statement on Schedule TO that will contain a prospectus and related exchange offer materials.  Citi will mail the prospectus to the holders of its series of convertible and non-convertible public preferred stock and TruPs and ETruPs that may be eligible to participate in the exchange offer.  Holders of these series of preferred stock, TruPs and ETruPs are urged to read the prospectus and related exchange offer materials when they become available because they will contain important information.  You may obtain a free copy of the prospectus and related exchange offer materials (when available) that Citi will file with the SEC at the SEC’s website at www.sec.gov.  The prospectus and related exchange offer materials (when they become available) may also be obtained for free by accessing Citi’s website at www.citigroup.com and clicking on the link for “Investors” and then clicking on the link for  “All SEC Filings” or by contacting Citigroup at the following address or telephone number: Citigroup Document Services, 540 Crosspoint Parkway, Getzville, NY 14068, or within the United States, at +1-877-936-2737 or outside the United States, at +1-716-730-8055, or by e-mailing a request to docserve@citigroup.com.

Contacts

Media:	Jon Diat	(212) 793-5462
	Shannon Bell	(212) 793-6206
	Michael Hanretta	(212) 559-9466

Investors:	Scott Freidenrich	(212) 559-2718

Fixed Income Investors:	Maurice Raichelson	(212) 559-5091

OVERVIEW OF CITI TRANSACTION TO REALIGN CAPITAL STRUCTURE

U.S. Government Preferred Stock Exchange
Target Securities	►TARP Series H Preferred Stock ($25 billion) issued on October 28, 2008
Amount Exchanged	►Amount exchanged will equal the amount of preferred stock of private and public holders and trust preferred securities exchanged, up to $25 billion
Exchange Price	►$3.25/share at par
U.S. Treasury Receives	►Interim securities and warrants (See below)
Remaining Preferreds	►All outstanding preferred stock not exchanged for the interim securities will be exchanged for trust preferred securities with a coupon of 8%
Non-target Securities	►TARP Series I Preferred Stock ($20 billion) issued on December 31, 2008 and Series G ($7 billion) will each convert into separate trust preferred securities with a coupon of 8%

Privately Placed Convertible Preferred Stock Exchange
Target Securities	►Private convertible preferred stock (series A1, B1, C1, D1, J1, K1, L2, N1) initially issued on January 23, 2008
Amount Exchanged	►Target $12.5 billion
Exchange Price	►$3.25/share at par
Investors Receive	►Interim securities and warrants
Remaining Preferreds	►Dividends on outstanding preferred stock not exchanged will be suspended

Publicly Issued Straight and Convertible Preferred Stock and Trust Preferred Securities Exchange
Target Securities
►Public preferred stock (series AA, E, F) issued in January, April and May 2008
►Public convertible preferred (series T) issued in January 2008
►Enhanced Trust Preferred Securities
►Trust Preferred Securities

Amount	►Target $14.9 billion
Exchange Price	►$3.25/share at premium to market
Investors Receive	►Common stock
Remaining Preferreds	►Dividends on outstanding preferred stock not exchanged will be suspended ►eTruPS and TruPS distributions remain unchanged

Other Terms
Maximum Exchange Amount	►Total of $27.5 billion of privately placed and publicly issued preferred stock, and trust preferred securities
Exchange Eligibility	►The exchange will accommodate private and public preferred stock ►Depending upon the participation rate in the exchange, TruPS and eTruPS may also be eligible to participate

Interim Securities and Warrants
Securities	►Common equivalent securities mandatorily convertible into common stock on a one-for-one basis upon stockholder vote
Warrants	►Warrants to acquire up to 790 million shares of common stock at $0.01/share

Stockholder Vote
Interim Securities and Warrants Issuance	►No vote is required for the issuance of interim securities and warrants
Authorized Common Stock	►Vote required for charter amendment to increase authorized common stock to permit conversion of interim securities into common stock
If Vote Passes	►Interim securities convert into common stock ►Warrants are cancelled
If Vote Fails	►Interim securities receive greater of dividend on common or dividend of 9%, which increases by 200 basis points every quarter until it reaches 19% ►Warrants become exercisable at any time